EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended June 30, 2023 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)

Forward-looking Statements:
This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward-looking statements.” These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in the Company, including the adjustments giving effect to The Necessity Retail REIT (“RTL”) merging with and into Osmosis Sub I, LLC, with Osmosis Sub I continuing as the surviving entity and wholly-owned subsidiary of GNL (the “REIT Merger”) and GNL and RTL becoming internally managed (the “Internalization Merger”) as described in this communication, as well as the potential success that the Company may have in executing the REIT Merger and Internalization Merger, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause the Company’s actual results, or the Company’s actual results after making adjustments to give effect to the REIT Merger and the Internalization Merger, to differ materially from those contemplated by such forward-looking statements, including but not limited to: (i) the Company’s ability to complete the proposed REIT Merger and Internalization Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Internalization Merger Agreement and REIT Merger Agreement, each dated as of May 23, 2023 relating to the proposed transactions, (iii) ability of the Company to obtain lender consent to amend its Second Amended and Restated Credit Facility or any other loan agreement of the Company, if at all, or on terms favorable to the Company, (iv) risks related to the potential repeal of the Company’s Shareholder’s Rights Plan; (v) risks related to the decrease in the beneficial ownership requirements of the Company’s applicable classes and series of stock; (vi) risks related to diverting the attention of the Company’s management from ongoing business operations, (vii) failure to realize the expected benefits of the proposed transactions, (viii) significant transaction costs or unknown or inestimable liabilities, (ix) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay, (x) the risk that RTL’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (xi) risks related to future opportunities and plans for the Company post-closing, including the uncertainty of expected future financial performance and results of the Company post-closing following completion of the proposed transactions, (xii) the effect of the announcement of the proposed transaction on the ability of the Company and RTL to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships, (xiii) the effect of any downgrade of the Company’s or RTL’s corporate rating or to any of their respective debt or equity securities including the outstanding notes under the RTL Indenture; (xiv) risks related to the market value of the GNL common stock, par value $0.01 per share (“Common Stock”) to be issued in the proposed transactions; (xv) other risks related to the completion of the proposed transactions, (xvi) the risk that one or more parties to the Internalization Merger Agreement and REIT Merger Agreement may not fulfil its obligations under the respective agreement, as well as the additional risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Additional Information About the REIT Merger and Internalization Merger and Where to Find It
In connection with the proposed transactions, on July 6, 2023, GNL filed with the SEC a registration statement on Form S-4 (as amended on July 17, 2023), which includes a document that serves as a prospectus of GNL and a joint proxy statement of GNL and RTL (the “Joint Proxy Statement/Prospectus”). Each party also plans to file other relevant documents with the SEC regarding the proposed transactions. The Form S-4 became effective on July 18, 2023. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. GNL and RTL commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about July 19, 2023. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by GNL with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by GNL with the SEC are available free of charge on GNL’s website at www.globalnetlease.com or by contacting GNL’s Investor Relations at investorrelations@globalnetlease.com.

Participants in the Proxy Solicitation
GNL and its respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about directors and executive officers of GNL is available in the proxy statement for its 2023 Annual Meeting, as incorporated by reference in the Joint Proxy Statement/Prospectus. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. Investors may obtain free copies of these documents from GNL as indicated above.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”), and Constant Currency. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI, and Constant Currency should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable.
Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from prior comparable period to Revenues from tenants from the applicable period. We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, settlement costs related to our Blackwells/Related Parties litigation, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income, and Constant Currency.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA for the fourth quarter of 2022 (the only prior period with these types of costs) has been conformed to this presentation. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.
Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
on a Constant Currency basis is calculated by applying the average monthly currency rates from prior comparable period to Revenues from tenants from the applicable period. We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Key Metrics
As of and for the three months ended June 30, 2023
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$95,844
Revenue from tenants (quarter-over-quarter constant currency adjusted) [1]	$96,012
Net loss attributable to common stockholders	$(31,357)
Basic and diluted net loss per share attributable to common stockholders [2]	$(0.30)
Cash NOI [1]	$86,322
Adjusted EBITDA [1]	$73,389
AFFO attributable to common stockholders [1]	$41,410
Dividends per share - first quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	15.6%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $10.28 for common shares, $21.08 for Series A preferred shares and $19.03 for Series B preferred shares	$1,305,993
Net debt [4] [5]	2,441,984
Enterprise value	$3,747,977

Total capitalization	$3,848,895

Total consolidated debt [5]	$2,542,902
Total assets	$4,001,876
Liquidity [6]	$374,118

Common shares outstanding as of June 30, 2023 (thousands)	104,406
Common share price, end of quarter	$10.28

Net debt to enterprise value	65.2%
Net debt to annualized adjusted EBITDA [7]	8.3	x

Weighted-average interest rate cost [8]	4.8%
Weighted-average debt maturity (years) [9]	3.7
Interest Coverage Ratio [10]	2.9	x

Real Estate Portfolio
Number of properties	317
Number of tenants	139

Square footage (millions)	39.6
Leased	97.7%
Weighted-average remaining lease term (years) [11]	7.6
Footnotes:
[1]  This Non-GAAP metric is reconciled below.
[2]  Adjusted for net income attributable to common stockholders for common share equivalents.
[3]  Represents quarterly dividend per share rate based off the annualized dividend rate of $1.60.
[4]  Represents total debt outstanding of $2.5 billion, less cash and cash equivalents of $100.9 million.
[5]  Excludes the effect of mortgage discounts and deferred financing costs, net.
[6]  Liquidity includes $273.2 million of availability under the credit facility and $100.9 million of cash and cash equivalents as of June 30, 2023.
[7]  Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended June 30, 2023 multiplied by four.
[8] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023

Consolidated Balance Sheets
Amounts in thousands

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$505,202	$494,101
Buildings, fixtures and improvements	3,347,831	3,276,656
Construction in progress	37,262	26,717
Acquired intangible lease assets	727,678	689,275
Total real estate investments, at cost	4,617,973	4,486,749
Less accumulated depreciation and amortization	(963,745)	(891,479)
Total real estate investments, net	3,654,228	3,595,270
Cash and cash equivalents	100,918	103,335
Restricted cash	4,268	1,110
Derivative assets, at fair value	27,649	37,279
Unbilled straight-line rent	77,444	73,037
Operating lease right-of-use asset	51,240	49,166
Prepaid expenses and other assets	50,453	64,348
Due from related parties	436	464
Deferred tax assets	2,584	3,647
Goodwill and other intangible assets, net	21,556	21,362
Deferred financing costs, net	11,100	12,808
Total Assets	$4,001,876	$3,961,826

LIABILITIES AND EQUITY
Mortgage notes payable, net	$995,184	$1,233,081
Revolving credit facility	1,038,502	669,968
Senior notes, net	493,810	493,122
Acquired intangible lease liabilities, net	23,091	24,550
Derivative liabilities, at fair value	1,798	328
Due to related parties	350	1,183
Accounts payable and accrued expenses	31,265	22,889
Operating lease liability	22,329	21,877
Prepaid rent	28,844	28,456
Deferred tax liability	6,395	7,264
Dividends payable	5,139	5,189
Total Liabilities	2,646,707	2,507,907
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
Common stock	2,374	2,371
Additional paid-in capital	2,690,375	2,683,169
Accumulated other comprehensive income	11,593	1,147
Accumulated deficit	(1,368,678)	(1,247,781)
Total Stockholders’ Equity	1,335,779	1,439,021
Non-controlling interest	19,390	14,898
Total Equity	1,355,169	1,453,919
Total Liabilities and Equity	$4,001,876	$3,961,826

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Revenue from tenants	$95,844	$94,332	$93,948	$92,599

Expenses:
Property operating	9,033	8,146	9,854	7,765
Operating fees to related parties	10,110	10,101	9,877	10,088
Impairment charges	—	—	4,504	796
Merger, transaction and other costs	6,279	99	—	103
Settlement costs	15,084	—	—	—
General and administrative	10,683	5,660	6,108	4,060
Equity-based compensation	2,870	2,925	2,855	3,132
Depreciation and amortization	37,297	37,029	36,987	37,791
Total expenses	91,356	63,960	70,185	63,735
Operating income before loss on dispositions of real estate investments	4,488	30,372	23,763	28,864
Gain on dispositions of real estate investments	—	—	120	143
Operating income	4,488	30,372	23,883	29,007
Other income (expense):
Interest expense	(27,710)	(26,965)	(25,731)	(24,207)
Loss on extinguishment of debt	(404)	—	(1,657)	(41)
(Loss) gain on derivative instruments	(774)	(1,656)	(6,892)	13,121
Other income	1,650	66	127	10
Total other expense, net	(27,238)	(28,555)	(34,153)	(11,117)
Net (loss) income before income taxes	(22,750)	1,817	(10,270)	17,890
Income tax expense	(3,508)	(2,707)	(2,370)	(3,052)
Net (loss) income	(26,258)	(890)	(12,640)	14,838
Preferred stock dividends	(5,099)	(5,099)	(5,098)	(5,099)
Net (loss) income attributable to common stockholders	$(31,357)	$(5,989)	$(17,738)	$9,739

Basic and Diluted (Loss) Earnings Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.30)	$(0.06)	$(0.17)	$0.09

Weighted average shares outstanding — Basic and Diluted	104,149	103,783	103,782	103,715

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
EBITDA:
Net (loss) income	$(26,258)	$(890)	$(12,640)	$14,838
Depreciation and amortization	37,297	37,029	36,987	37,791
Interest expense	27,710	26,965	25,731	24,207
Income tax expense	3,508	2,707	2,370	3,052
EBITDA	42,257	65,811	52,448	79,888
Impairment charges	—	—	4,504	796
Equity-based compensation	2,870	2,925	2,855	3,132
Merger, transaction and other costs	6,279	99	—	103
Settlement costs	15,084	—	—	—
Gain on dispositions of real estate investments	—	—	(120)	(143)
Loss (gain) on derivative instruments	774	1,656	6,892	(13,121)
Loss on extinguishment of debt	404	—	1,657	41
Other income	(1,650)	(66)	(127)	(10)
Expenses attributable to 2023 proxy contest and related litigation [1]	7,371	1,716	1,436	—
Adjusted EBITDA	73,389	72,141	69,545	70,686
Operating fees to related parties	10,110	10,101	9,877	10,088
General and administrative	10,683	5,660	6,108	4,060
Expenses attributable to 2023 proxy contest and related litigation [1]	(7,371)	(1,716)	(1,436)	—
NOI	86,811	86,186	84,094	84,834
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,297	955	349	351
Straight-line rent	(1,786)	(1,888)	(2,099)	(2,314)
Cash NOI	$86,322	$85,253	$82,344	$82,871

Cash Paid for Interest:
Interest Expense	$27,710	$26,965	$25,731	$24,207
Non-cash portion of interest expense	(2,083)	(2,085)	(2,240)	(2,322)
Amortization of mortgage discounts	(237)	(227)	(225)	(225)
Total cash paid for interest	$25,390	$24,653	$23,266	$21,660
Footnote:
[1] Amounts relate to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells Capital LLC, an affiliate of Blackwells Onshore, and certain others involved with the proxy solicitation (collectively, the “Blackwells/Related Parties”) litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the quarter ended March 31, 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. Adjusted EBITDA for the quarter ended December 31, 2022 was conformed to this presentation. The quarter ended September 30, 2022 did not have any of these expenses.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Funds from operations (FFO):
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(31,357)	$(5,989)	$(17,738)	$9,739
Impairment charges	—	—	4,504	796
Depreciation and amortization	37,297	37,029	36,987	37,791
Gain on dispositions of real estate investments	—	—	(120)	(143)
FFO (as defined by NAREIT) attributable to common stockholders	5,940	31,040	23,633	48,183
Merger, transaction and other costs [1]	6,279	99	—	103
Settlement costs [2]	15,084	—	—	—
Loss on extinguishment of debt	404	—	1,657	41
Core FFO attributable to common stockholders	27,707	31,139	25,290	48,327
Non-cash equity-based compensation	2,870	2,925	2,855	3,132
Non-cash portion of interest expense	2,083	2,085	2,240	2,322
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,297	955	349	351
Straight-line rent	(1,786)	(1,888)	(2,099)	(2,314)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	—	—	—	1
Eliminate unrealized losses (gains) on foreign currency transactions [3]	1,631	2,647	11,897	(10,732)
Amortization of mortgage discounts	237	227	225	225
Expenses attributable to 2023 proxy contest and related litigation [4]	7,371	1,716	1,436	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$41,410	$39,806	$42,193	$41,312

Weighted average common shares outstanding — Basic and Diluted	104,149	103,783	103,782	103,715
Net (loss) income per share attributable to common shareholders	$(0.30)	$(0.06)	$(0.17)	$0.09
FFO per diluted common share	$0.06	$0.30	$0.23	$0.46
Core FFO per diluted common share	$0.27	$0.30	$0.24	$0.47
AFFO per diluted common share	$0.40	$0.38	$0.41	$0.40
Dividends declared to common stockholders	$41,674	$41,677	$41,677	$41,707
Footnotes:
[1] For the three months ended June 30, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the REIT Merger and Internalization Merger. The quarters ended March 31, 2023, December 31, 2022 and September 30, 2022 did not have any of these costs.
[2] In the three months ended June 30, 2023, we recognized these settlement costs which include one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation as well as expense for Common Stock issued/to be issued to the Blackwells/Related Parties, as required under the cooperation agreement with the Blackwells/Related Parties.
[3] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2023, the loss on derivative instruments was $0.8 million which consisted of unrealized losses of $1.6 million and realized gains of $0.8 million. For the three months ended March 31, 2023, the loss on derivative instruments was $1.7 million which consisted of unrealized losses of $2.6 million and realized gains of $0.9 million. For the three months ended December 31, 2022, the loss on derivative instruments was $6.9 million, which consisted of unrealized losses of $11.9 million and realized gains of $5.0 million. For the three months ended September 30, 2022, the gain on derivative instruments was $13.1 million which consisted of unrealized gains of $10.7 million and realized gains of $2.4 million.
[4] Amounts relate to general and administrative expenses incurred for the Company’s 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for these amounts.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Non-GAAP Measures
Amounts in thousands

Second Quarter 2022 Revenue from tenants	$95,844
Foreign currency translation impact (using Q2 2022 foreign currency exchange rates)	168
Revenue from tenants (quarter-over-quarter constant currency adjusted)	$96,012

Footnote:

Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from the prior comparable period to Revenues from tenants from the applicable period.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Debt Overview
As of June 30, 2023

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2023 (remainder)	—	—	—%	$—
2024	11	0.8	3.7%	339,070
2025	—	—	—%	—
2026	—	—	—%	—
2027	10	4.4	4.4%	162,580
2028	16	5.3	4.8%	201,250
Thereafter	28	6.1	4.0%	301,500
Total Non-Recourse Debt	65	3.9	4.1%	1,004,400	39%

Recourse Debt
Revolving Credit Facility		3.3	6.1%	1,038,502
Senior Notes		4.5	3.8%	500,000
Total Recourse Debt		3.7	5.3%	1,538,502	61%

Total Debt		3.7	4.8%	$2,542,902	100%

Total Debt by Currency				Percent
USD				59%
EUR				22%
GBP				18%
CAD				1%
Total				100%

Footnotes:

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of June 30, 2023, the Company’s total combined debt was 72.0% fixed rate or swapped to a fixed rate and 28.0% floating rate.

[3] Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of June 30, 2023 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Future Minimum Lease Rents
As of June 30, 2023
Amounts in thousands

Future Minimum Base Rent Payments [1]
2023 (remainder)	$258,832
2024	333,500
2025	301,477
2026	278,270
2027	250,916
2028	226,629
Thereafter	1,032,052
Total	$2,681,676
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.09 for EUR and C$1.00 to $0.75 as of June 30, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Top Ten Tenants
As of June 30, 2023
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
The McLaren Group	Industrial	Auto Manufacturing	$19,458	5%
FedEx	Distribution	Freight	14,173	4%
Whirlpool	Industrial/Distribution	Consumer Goods	13,215	4%
Foster Wheeler	Office	Engineering	11,205	3%
Government Services Administration (GSA)	Office	Government	11,028	3%
FCA USA	Industrial/Distribution	Auto Manufacturing	10,147	3%
ING Bank	Office	Financial Services	9,833	3%
Broadridge Financial Solutions	Industrial	Financial Services	9,332	3%
Finnair	Industrial	Aerospace	8,795	2%
Penske	Distribution	Logistics	8,500	2%
Subtotal			115,686	32%

Remaining portfolio			247,009	68%

Total Portfolio			$362,695	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.09 for EUR and C$1.00 to $0.75 as of June 30, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Diversification by Property Type
As of June 30, 2023
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$145,299	40%	8,566	22%	$84,067	36%	4,673	17%
Industrial	129,665	36%	17,972	45%	88,276	38%	14,378	52%
Distribution	68,664	19%	11,430	29%	41,914	18%	6,907	25%
Retail	19,067	5%	1,583	4%	19,067	8%	1,583	6%
Total	$362,695	100%	39,551	100%	$233,324	100%	27,541	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.09 for EUR and
C$1.00 to $0.75 as of June 30, 2023 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Diversification by Tenant Industry
As of June 30, 2023
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$45,006	12%	3,126	8%	$28,077	12%	2,250	8%
Auto Manufacturing	41,892	12%	4,237	11%	17,735	8%	2,252	8%
Consumer Goods	20,452	6%	4,544	11%	18,867	8%	3,875	14%
Healthcare	19,499	5%	1,000	3%	7,905	3%	576	2%
Technology	17,969	5%	987	2%	14,001	6%	842	3%
Freight	15,147	4%	1,494	4%	6,961	3%	774	3%
Aerospace	14,707	4%	1,314	3%	2,750	1%	191	1%
Government	14,331	4%	536	1%	12,918	6%	503	2%
Metal Processing	14,324	4%	2,472	6%	10,900	5%	1,852	7%
Logistics	14,107	4%	2,269	6%	4,277	2%	1,443	5%
Energy	11,496	3%	964	2%	10,229	4%	817	3%
Metal Fabrication	11,430	3%	1,524	4%	6,660	3%	812	3%
Engineering	11,205	3%	366	1%	11,205	5%	366	1%
Pharmaceuticals	10,809	3%	476	1%	1,020	—%	86	—%
Automotive Parts Supplier	9,705	3%	964	2%	9,705	4%	964	4%
Retail Food Distribution	8,059	2%	1,128	3%	8,059	3%	1,128	4%
Telecommunications	7,993	2%	599	2%	975	—%	65	—%
Discount Retail	7,458	2%	1,001	3%	1,851	1%	200	1%
Publishing	6,498	2%	873	2%	6,498	3%	873	3%
Pharmacy	6,446	2%	324	1%	6,446	3%	324	1%
Home Furnishings	5,977	2%	2,456	6%	5,977	3%	2,456	9%
Specialty Retail	5,575	2%	486	1%	5,575	2%	486	2%
Food Manufacturing	3,979	1%	598	2%	3,979	2%	598	2%
Building Products	3,802	1%	604	2%	3,802	2%	604	2%
Other [2]	34,829	9%	5,209	13%	26,952	11%	3,204	12%
Total	$362,695	100%	39,551	100%	$233,324	100%	27,541	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.09 for EUR and
C$1.00 to $0.75 as of June 30, 2023 for illustrative purposes, as applicable.

[2] Other includes 27 industry types as of June 30, 2023.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Diversification by Geography
As of June 30, 2023
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$215,944	59.5%	28,001	70.8%	$138,608	59.3%	19,087	69%
Michigan	51,751	14.3%	6,263	15.8%	33,716	14.5%	4,124	15.0%
Texas	24,386	6.7%	1,887	4.8%	13,845	5.9%	1,153	4.2%
Ohio	18,292	5.0%	4,405	11.1%	14,937	6.4%	3,364	12.2%
California	14,006	3.9%	1,226	3.1%	7,699	3.3%	838	3.0%
New Jersey	8,327	2.3%	349	0.9%	—	—%	—	—%
North Carolina	8,311	2.3%	2,657	6.7%	7,567	3.2%	2,628	9.5%
Tennessee	8,213	2.3%	1,125	2.8%	6,480	2.8%	662	2.4%
Indiana	7,028	1.9%	1,556	3.9%	3,555	1.5%	700	2.5%
Missouri	6,790	1.9%	656	1.7%	4,820	2.1%	566	2.1%
Illinois	6,342	1.8%	1,138	2.9%	5,761	2.5%	1,062	3.9%
Alabama	5,606	1.6%	257	0.7%	320	0.1%	58	0.2%
New York	5,391	1.5%	760	1.9%	1,747	0.7%	145	0.5%
South Carolina	5,193	1.4%	801	2.0%	5,193	2.2%	801	2.9%
Kentucky	4,228	1.2%	523	1.3%	3,314	1.4%	446	1.6%
Pennsylvania	4,079	1.1%	459	1.2%	1,770	0.8%	122	0.4%
Arkansas	2,973	0.8%	90	0.2%	2,973	1.3%	90	0.3%
Massachusetts	2,822	0.8%	250	0.6%	2,822	1.2%	250	0.9%
Minnesota	2,793	0.8%	266	0.7%	1,286	0.6%	219	0.8%
New Hampshire	2,779	0.8%	339	0.9%	2,380	1.0%	256	0.9%
Connecticut	2,742	0.8%	305	0.8%	2,742	1.2%	305	1.1%
Colorado	2,694	0.7%	87	0.2%	2,694	1.2%	87	0.3%
Kansas	2,127	0.6%	292	0.7%	1,922	0.8%	277	1.0%
Maine	1,969	0.5%	50	0.1%	1,969	0.8%	50	0.2%
Florida	1,878	0.5%	179	0.5%	1,878	0.8%	179	0.6%
Mississippi	1,580	0.4%	314	0.8%	283	0.1%	14	—%
Georgia	1,557	0.4%	492	1.2%	—	—%	—	—%
Vermont	1,236	0.3%	213	0.5%	—	—%	—	—%
Nebraska	1,157	0.3%	101	0.3%	278	0.1%	27	0.1%
Louisiana	1,111	0.3%	112	0.3%	434	0.2%	36	0.1%
South Dakota	1,110	0.3%	54	0.1%	1,110	0.5%	54	0.2%
Iowa	1,053	0.3%	236	0.6%	1,053	0.5%	236	0.9%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.2%	47	0.1%	884	0.4%	47	0.2%
Oklahoma	699	0.2%	79	0.2%	699	0.3%	79	0.3%
Maryland	690	0.2%	120	0.3%	690	0.3%	120	0.4%
New Mexico	556	0.2%	46	0.1%	556	0.2%	46	0.2%
Wyoming	498	0.1%	37	0.1%	—	—%	—	—%
Montana	441	0.1%	58	0.2%	—	—%	—	—%
Idaho	441	0.1%	22	0.1%	—	—%	—	—%
Nevada	344	0.1%	14	—%	344	0.1%	14	0.1%
Delaware	337	0.1%	10	—%	337	0.1%	10	—%
Utah	315	0.1%	12	—%	315	0.1%	12	—%
Virginia	235	0.1%	10	—%	235	0.1%	10	—%
United Kingdom	80,858	22.3%	5,237	13.2%	61,401	26.3%	4,397	16.2%
Netherlands	16,194	4.5%	1,007	2.6%	3,827	1.6%	364	1.3%
Finland	14,401	4.0%	1,457	3.7%	—	—%	—	—%
Germany	10,230	2.8%	1,584	4.0%	10,230	4.4%	1,584	5.8%
France	7,726	2.1%	1,398	3.5%	7,726	3.3%	1,398	5.1%
Luxembourg	5,809	1.6%	156	0.4%	—	—%	—	—%
Channel Islands	5,776	1.6%	114	0.3%	5,776	2.5%	114	0.4%
Canada	3,133	0.9%	372	0.9%	3,133	1.3%	372	1.4%
Italy	2,240	0.6%	196	0.5%	2,240	1%	196	0.7%
Spain	384	0.1%	29	0.1%	383	0.2%	29	0.1%
Total	$362,695	100%	39,551	100%	$233,324	100%	27,541	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.09 for EUR and
C$1.00 to $0.75 as of June 30, 2023 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2023 (Unaudited)
Lease Expirations
As of June 30, 2023

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2023 (Remaining)	5	$2,876	0.8%	395	1.0%
2024	29	35,065	9.7%	3,183	8.0%
2025	22	29,664	8.2%	2,932	7.4%
2026	17	25,918	7.1%	1,643	4.2%
2027	25	21,020	5.8%	2,133	5.4%
2028	50	37,875	10.4%	4,999	12.6%
2029	25	36,661	10.1%	4,183	10.6%
2030	21	27,785	7.7%	2,130	5.4%
2031	15	28,029	7.7%	3,970	10.0%
2032	32	26,002	7.2%	2,331	5.9%
2033	10	17,625	4.9%	1,570	4.0%
2034	10	8,421	2.3%	696	1.8%
2035	5	7,547	2.1%	750	1.9%
2036	10	5,988	1.7%	745	1.9%
2037	2	1,203	0.3%	178	0.4%
Thereafter (>2037)	31	46,180	12.7%	6,792	18.2%
Total	309	$357,859	100%	38,630	100%

[1] Annualized rental income converted from local currency into USD as of June 30, 2023 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent
15%
10%
5%
0%
Percentage
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
Therafter (>2037)
Year